Exhibit 23.2

NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the filing of this Consent as an exhibit to the Registration Statement on Form S-3 of Energy Partners, Ltd. to be filed with the Securities and Exchange Commission on or about May 11, 2005. We also consent to the use of our name there in and the inclusion of or reference to our reports effective January 1, 2003, January 1, 2004 and December 31, 2004 in the Registration Statement, and to the reference to our firm under the heading "Experts" in the prospectus.

                      NETHERLAND, SEWELL & ASSOCIATES, INC.


                          By: /s/ Frederic D. Sewell
                              ------------------------------------
                              Frederic D. Sewell
                              Chairman and Chief Executive Officer

Dallas, Texas
May 11, 2005